SCHEDULE 14A - INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                       Securities and Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]      Preliminary proxy statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive proxy statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to ss. 240.14a-12

                        Temecula Valley Bancorp Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Securities and Exchange Act Rules 14a-6(i)(1) and 0-11.

1)       Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

2)       Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Securities and Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

4)       Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

5)       Total fee paid:

         -----------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Securities and Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:

         -----------------------------------------------------------------------

2)       Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

3)       Filing Party:

         -----------------------------------------------------------------------

4)       Date Filed:

         -----------------------------------------------------------------------

                            TEMECULA VALLEY BANCORP


                                                  April 19, 2005

Dear Shareholder:

     I am pleased to invite you to the 2005 Annual Meeting of Shareholders of Temecula Valley Bancorp Inc. We will hold the meeting at 6:00 p.m. on Tuesday, May 24, 2005 at our main office located at 27710 Jefferson Avenue, Suite A100, Temecula, California 92590.

     This booklet contains the Notice of Annual Meeting and the Proxy Statement and is accompanied by a proxy card. The Proxy Statement describes the business that we will conduct at the meeting and provides information about Temecula Valley Bancorp Inc. and its principal subsidiary, Temecula Valley Bank.

     I hope that you can join us on the 24th of May. Whether or not you plan to attend, please sign and return your proxy card as soon as possible. Your opinion and your vote are important to us. Voting by proxy will not prevent you from voting in person if you attend the meeting, but it will ensure that your vote is counted if you are unable to attend. You may be eligible to vote electronically over the Internet or by telephone by following the instructions on the proxy card.

                                      Sincerely,

                                      /s/ Stephen H. Wacknitz
                                      ------------------------
                                      Stephen H. Wacknitz
                                      President and Chief Executive Officer
                                      Chairman of the Board

                            TEMECULA VALLEY BANCORP

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 24, 2005


     The 2005 Annual Meeting of Shareholders of Temecula Valley Bancorp Inc. will be held at 27710 Jefferson Avenue, Suite A100, Temecula, California 92590 at 6:00 p.m. on Tuesday, May 24, 2005 for the following purposes:

     1. To elect seven directors to serve on our Board of Directors until the 2006 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

     2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Shareholders of record of our common stock at the close of business on March 28, 2005, the record date, are entitled to vote at the meeting.

     Section 3.3 of our bylaws governs nominations for election of members of our Board of Directors, as follows:

     SECTION 3.3. NOMINATIONS OF DIRECTORS. Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or
     (ii) ten (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

     You are urged to sign and return the enclosed proxy card as promptly as possible, whether or not you attend the meeting in person. The enclosed proxy card is solicited by our Board of Directors. Any shareholder giving a proxy may revoke it prior to the time it is voted by filing a written revocation or duly executed proxy card bearing a later date with our Secretary, or by revoking all previously signed and filed proxies and attending the meeting and voting in person.

     A list of shareholders entitled to vote at the meeting will be available for inspection at our executive offices. Shareholders attending the meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or other letter from that firm confirming their ownership of shares as of the record date.

     A copy of our annual report is enclosed with this notice. Additional copies may be obtained, without charge, by contacting Donald A. Pitcher, our Chief Financial Officer and Secretary, 27710 Jefferson Avenue, Suite A100, Temecula, California 92590, (951) 694-9940.

                                     By Order of the Board of Directors:

                                     /s/ Donald A. Pitcher
                                     ---------------------
Temecula, California                 Donald A. Pitcher
April 19, 2005                       Secretary

                                TABLE OF CONTENTS

INTRODUCTION                                                         1
ABOUT THE MEETING                                                    1
BENEFICIAL OWNERSHIP                                                 5
PROPOSAL 1 - ELECTION OF DIRECTORS                                   7
INFORMATION ABOUT CORPORATE GOVERNANCE AND                           9
OUR DIRECTORS AND EXECUTIVE OFFICERS                                 9
EXECUTIVE OFFICERS AND COMPENSATION                                 15
EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2004        21
COMMON STOCK PERFORMANCE CHART                                      25
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE             27
ADDITIONAL INFORMATION                                              28
OTHER MATTERS                                                       28
ANNUAL REPORT                                                       29

                          TEMECULA VALLEY BANCORP INC.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 24, 2005



                                  INTRODUCTION

Our Board of Directors is soliciting proxies for this year's Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Our Board of Directors set the close of business on March 28, 2005 as the record date for the Annual Meeting. Shareholders who were the record holders of Temecula Valley Bancorp Inc. common stock as of that date are entitled to vote at the meeting, with each share entitled to one vote. There were 8,812,283 shares of our common stock outstanding on March 28, 2005, held of record by approximately 442 registered shareholders.

Voting materials, which include this proxy statement, a proxy card and the 2004 Annual Report, are being mailed to shareholders on or about April 19, 2005.

                                ABOUT THE MEETING

Why am I receiving this proxy statement and proxy card?

You are receiving this proxy statement and proxy card because you owned shares of our common stock as of the close of business on March 28, 2005. This proxy statement describes issues on which we would like you to vote.

When you sign the proxy card, you appoint Dr. Robert P. Beck and Mr.
Richard W. Wright as your representatives at the meeting. Dr. Beck and Mr. Wright, or their substitutes, will vote your shares at the Annual Meeting as you have instructed on the proxy card. This way, your shares will be voted even if you cannot attend the meeting.

Who is soliciting my proxy and who is paying the cost of solicitation?

Our Board of Directors is sending you this proxy statement in connection with its solicitation of proxies for use at our 2005 Annual Meeting. Certain directors, officers and employees of our Company may solicit proxies by mail, telephone, facsimile or in person.

Temecula Valley Bancorp Inc. will pay for the costs of solicitation. We do not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of our common stock. However, we reserve the right to hire special employees or paid solicitors to assist us in obtaining proxies if we believe it is necessary to secure a quorum.

What am I voting on?

At the Annual Meeting you will be asked to vote on the re-election of our existing seven directors to serve on our Board of Directors until the 2006 Annual Meeting of Shareholders or until their successors have been duly qualified and elected.

Who is entitled to vote?

Only shareholders who were owners of record of our common stock as of the close of business on March 28, 2005 are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the meeting, or any postponements or adjournments of the Annual Meeting.

How many votes do I have?

Each share of common stock entitles the holder of record to one vote on any matter coming before the Annual Meeting. In voting for directors, however, shares may be voted cumulatively as described below. On any matter other than the election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares that the shareholder is voting affirmatively, then it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote.

How do I vote?

You may vote your shares either in person at the Annual Meeting or by proxy. At the Annual Meeting, you can obtain a ballot. To vote by proxy, you should mark, date, sign and mail the enclosed proxy card in the prepaid envelope provided. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders, that is, those shareholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the meeting will need to obtain proxy materials from the institution that holds their shares or instruct their broker or nominee how to vote.

You may be eligible to vote your shares electronically over the Internet or by telephone. Please refer to the enclosed proxy card for additional information and instructions.

Can I change my vote after I return my proxy card?

Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised at the meeting by filing with our Secretary at our main office either a notice of revocation or another signed proxy card or ballot bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board of Directors' recommendations?

Unless you give other instructions on your proxy card, Dr. Beck and Mr.
Wright, as the persons named as proxy holders on the proxy card, will vote as recommended by our Board of Directors. Our Board of Directors recommends a vote FOR the election of all of the nominated directors listed in this proxy statement.

If any other matters are considered at the meeting, Dr. Beck and Mr. Wright will vote as recommended by the Board of Directors. If the Board of Directors does not give a recommendation, Dr. Beck and Mr. Wright will have discretion to vote as they think best.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are registered in your name and you do not return your proxy card or do not vote in person at the Annual Meeting, your shares will not be voted.

If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares at this meeting on the election of directors.

How many shares must be present to hold the Annual Meeting?

A majority of our outstanding shares of common stock as of March 28, 2005
(a quorum) must be present at the Annual Meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if a shareholder is present and votes in person at the meeting or has properly submitted a proxy card. As of March 28, 2005, the record date for the Annual Meeting, 8,812,283 shares of our common stock were outstanding and eligible to vote.

What vote is required to elect directors?

The seven director nominees who receive the highest number of FOR votes will be elected. You may vote FOR all or some of the nominees or WITHHOLD AUTHORITY for all or some of the nominees.

Each shareholder may be entitled to exercise cumulative voting rights in connection with the election of directors. In such case, each shareholder would be entitled to as many votes as equals the number of shares of common stock held by such shareholder multiplied by the number of directors to be elected, and such shareholder could cast all of such votes for a single nominee or could distribute them among two or more nominees. For example, if you own 10 shares of common stock of our Company and 7 directors are being elected, you have 70 votes
- you can cast all of them for one nominee, or split them among two or more nominees if you so choose. No shareholder, however, shall be entitled to cumulate votes (that is, cast for any one or more nominees a number of votes greater than the number of shares of common stock of our Company held by such shareholder) unless the name(s) of the nominee(s) has (have) been placed in nomination prior to the commencement of the voting and a shareholder has given notice at the meeting prior to the voting of the intention to cumulate votes.

If any shareholder has given notice to cumulate votes, all shareholders may cumulate their votes for nominees, in which event votes represented by proxies delivered pursuant to this proxy statement may be cumulated, in the discretion of the proxy holders, in accordance with the recommendation of the Board of Directors. Discretionary authority to cumulate votes in that event is, therefore, solicited in this proxy statement. The person or persons holding the proxies solicited by our Board of Directors will exercise their cumulative voting rights, at their discretion, to vote the shares covered by the proxies they hold in such a way as to ensure the election of as many of the seven nominees of the Board of Directors as they deem possible. This discretion and authority of the proxy holders may be withheld by checking the box on the proxy card marked "withhold authority for all nominees." However, such an instruction will also deny the proxy holders the authority to vote for any or all of the nominees of the Board of Directors, even if cumulative voting is not called for at the Annual Meeting.

You may choose to withhold from the proxy holders the authority to vote for any of the individual candidates nominated by our Board of Directors by marking the appropriate box on the proxy card and filling in the circle next to the names of the disfavored candidates as they appear on the proxy card. In that event, the proxy holders will not cast any of your votes for candidates whose names have been indicated by filling in the circle, whether or not cumulative voting is called for at the Annual Meeting. However, the proxy holders will retain the authority to vote for the candidates nominated by the Board of Directors whose names have not been struck out or otherwise indicated as disfavored by filling in the circle and for any candidates who may be properly nominated at the Annual Meeting. If you wish to specify the manner in which your votes are allocated in the event of cumulative voting, you must appear and vote in person at the Annual Meeting. Ballots will be available at the Annual Meeting for shareholders who desire to vote in person.

How can I make a nomination?

Nominations made other than by the Board of Directors may be made by notification in writing delivered or mailed to our principal offices in accordance with Section 3.3 of our bylaws, as specified in the Notice of Annual Meeting we distributed with this proxy statement.

Can I vote on other matters?

We have not received timely notice of any shareholder proposals to be considered at the Annual Meeting, and our Board of Directors does not know of any other matters to be brought before the Annual Meeting. However, subject to the provisions of applicable law, any proper matter may be presented at the meeting for action. The proxy holders will use their discretion in voting on any such matters. You may vote on such matters only by attending the Annual Meeting and voting in person.

When are proposals for the 2006 Annual Meeting due?

Proposals by our shareholders to transact business at our 2006 Annual
Meeting must be delivered to our Secretary at our principal offices no later than: (i) December 20, 2005, unless the date for the 2006 Annual Meeting is more than 30 days from May 24, 2006, in which case the deadline is a reasonable time before we begin to print and mail proxy materials; or (ii) a reasonable time before we mail our proxy materials next year. In addition to these advance notice requirements, there are other requirements that a shareholder must meet in order to have a proposal included in our proxy statement under the rules of the Securities and Exchange Commission ("SEC").

Notice of intention to make nominations for the Board of Directors must be made in writing pursuant to the requirements of Section 3.3 of our bylaws and delivered or mailed to our President by the later of the close of business 21 days prior to any meeting of shareholders called for the election of directors or 10 days after the date of mailing of notice of the meeting to shareholders.


                              BENEFICIAL OWNERSHIP

Are there any beneficial owners of more than 5% of our outstanding stock?

Currently, to our knowledge, two shareholders beneficially own more than 5% of outstanding shares of our common stock. They are listed in the table below.

How much stock do our directors and executive officers beneficially own?

The following table shows, as of March 28, 2005, the amount of our common stock beneficially owned (unless otherwise indicated) by (a) each director and director nominee; (b) each of the current executive officers of our Company and Temecula Valley Bank, N.A. ("Bank") named in the Summary Compensation Table below; (c) each person known to us to be the beneficial owner of more than 5% of our common stock; and (d) all of our and the Bank's directors, director nominees, and executive officers(1) as a group.

Except as otherwise noted, we believe that the beneficial owners of the shares listed below, based on information furnished by such owners, have or share with a spouse voting and investment power with respect to the shares. Percentages are based on 8,812,283 shares of common stock outstanding as of the date of the table.



                                                                       Common
                                                                       Shares Owned              Percent
Name & Position(2)                                                     Beneficially (3)          of Class
------------------                                                     ----------------          --------

Dr. Steven W. Aichle, Nominee/Director, Company/Bank                      316,152 (4)              3.57%
James W. Andrews, EVP/Real Estate Manager/Bank                             26,664 (5)              0.30%
Dr. Robert P. Beck, Nominee/Director, Company/Bank                        230,576 (6)              2.63%
Neil M. Cleveland, Nominee/Director, Company/Bank                         171,402 (7)              1.93%
George Cossolias, Nominee/Director, Company/Bank                           10,502 (8)              0.12%
Thomas P. Ivory, EVP/East County Reg. Mgr., Bank                           49,332 (9)              0.56%
Luther J. Mohr, Nominee/Vice COB/COO, Company/Bank /                      468,350 (10)             5.23%
     5% Shareholder
Stephen H. Wacknitz, Nominee/President/CEO/COB, Bank                      752,721 (11)             8.35%
     Company/5% Shareholder
Scott J. Word, EVP/SLO, Bank                                               77,932 (12)             0.92%
Richard W. Wright, Nominee/Director, Company/Bank                         191,020 (13)             2.15%

ALL DIRECTORS AND
EXECUTIVE OFFICERS (13 in number)                                       2,561,485                 25.85%

     (1) As used throughout the proxy statement, the term "Executive Officer" means the Bank's President/Chief Executive Officer, Chief Operating Officer, Chief Credit Officer, Senior Loan Officer, Executive Vice Presidents, SBA Department Manager, East County Regional Manager and Chief Financial Officer. An officer who does not participate in major policy-making functions is not included in the definition of the term "Executive Officer."

     (2) The business or mailing address for each listed person is 27710 Jefferson Avenue, Suite A100, Temecula, CA 92590.

     (3) For purposes of this table, a person is deemed to be the "beneficial owner" of any shares that such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security that such person has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

     (4) Includes as outstanding stock options with 163,714 underlying shares that are exercisable within 60 days of the date of the table.

     (5) Includes as outstanding stock options with 26,664 underlying shares that are exercisable within 60 days after the date of this table.

     (6) Includes as outstanding stock options with 30,085 underlying shares that are exercisable within 60 days of the date of the table.

     (7) Includes as outstanding stock options with 144,000 underlying shares that are exercisable within 60 days of the date of the table.

     (8) Includes as outstanding stock options with 6,578 underlying shares that are exercisable within 60 days after the date of this table

     (9) Includes as outstanding stock options with 5,332 underlying shares that are exercisable within 60 days of the date of the table.

     (10) Includes as outstanding stock options with 210,000 underlying shares that are exercisable within 60 days of the date of the table.

     (11) Includes as outstanding stock options with 262,551 underlying shares that are exercisable within 60 days of the date of the table.

     (12) Includes as outstanding stock options with 48,332 underlying shares that are exercisable within 60 days of the date of the table.

     (13) Includes as outstanding stock options with 129,000 underlying shares that are exercisable within 60 days after the date of the table.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

How many directors are nominated?

Our bylaws provide that the number of directors to be elected by the shareholders will be at least five and not more than nine. Under our bylaws, our Board of Directors has authority to decide the exact number of directors to be elected within these limits. Our Board has fixed the number of directors to be elected at the Annual Meeting at seven and has nominated the persons listed on the following page for election as directors to serve until the 2006 Annual Meeting or until their successors are elected.

What happens if a nominee refuses or is unable to stand for election?

The Board of Directors may reduce the number of seats on the Board or designate a replacement nominee. If the Board of Directors designates a substitute, shares represented by proxy will be voted FOR the substitute nominee unless the proxy withholds authority to vote for all nominees listed. The Board of Directors presently has no knowledge that any of the nominees will refuse or be unable to serve.

Who are the nominees?

Information regarding each of the nominees is provided below, including each nominee's name and age, principal occupation during the past five years, and the year first elected as a director of the Bank and our Company. All of the nominees are presently directors of our Company and the Bank. Mr. Cossolias joined our Bank and Company Boards in 2004. Mr. Cossolias was initially nominated to the Boards by all other Board members of both entities and, at that time, he filled a vacancy created by Board action which increased the size of both Boards.


                           Year First
                           Elected to
                           Bank/Com-
     Name / Age            pany Board   Business Experience During Past Five Years and Other Information
     ----------            ----------   ----------------------------------------------------------------

Steven W. Aichle           1996/2002    Business and civic leader in the community and surrounding communities of the Bank for the last 23 years; Founded
61                                      Avocado Animal Hospital, Fallbrook, 1974 and continues as
                                        owner/veterinarian; Owner/Founder of Fallbrook Fine Art Gallery since
                                        1985.

Robert P. Beck             1996/2002    Opened his practice in 1970 as the first dentist in Temecula, California;
                                        has been involved in the Chamber of Commerce
60                                      and civic affairs throughout his years in Temecula.

Neil M. Cleveland          1996/2002    Involved in the brokerage, development, management and consulting business relative to commercial and industrial
53                                      real estate; Co-owner of Rancho Land Associates since 1980.

George Cossolias           2004/2004    Certified Public Accountant with own practice since 1964. Member of
                                        American Institute of Certified Public Accountants
69                                      since 1972.  Member, Society of California Accountants since 1985 and served as its president of local chapter and as lieutenant governor for
                                        Southern California district.  Expertise in taxation and estate/trust execution. Mr. Cossolias is a trustee of the following funds: Sycuan
                                        Funds, Wireless Fund and Blue Chip Investor Funds.

Luther J. Mohr             1996/2002    Chief Operating Officer of the Bank from 1996 to 2005; Senior Vice
                                        President and Administrative Officer at Fallbrook National
69                                      Bank, Fallbrook, California from May 1990 to December 1995; at various times Senior Vice President, Area Administrator, and Corporate Services
                                        Manager for Torrey Pines Bank, Solana Beach, California from January 1981 to April 1990; Vice President/ Manager of the Fallbrook office from
                                        September 1977 to December 1980, with Rancho Santa Fe Savings and Loan.

Stephen H. Wacknitz        1996/2002    President/Chief Executive Officer of the Bank since 1996; President/Chief
                                        Executive Officer at Fallbrook National Bank,
65                                      Fallbrook, California, from April 1984 to October 1995; Senior Vice
                                        President and the Senior Loan Officer from April 1982 to March 1984 at
                                        Rancho Vista National Bank; Vice President and Manager from September
                                        1977 to April 1982, employed by Grossmont Bank.

Richard W. Wright          1996/2002    Since 1994, self-employed manager of real estate investments.  From 1989 to 1994, insurance inspector for P.E. McKinney,
76                                      Inc., Reseda, California.  From 1987 to 1989, an insurance agent with Glen-Fed Insurance.  From 1986 to 1987, insurance agent for
                                        Western Financial Savings Bank and Great American Wilshire Federal
                                        Savings and Loan.  From 1964 to 1986, Vice President of Los Angeles
                                        Federal Savings and President of the Insurance Brokerage of Los Angeles
                                        Federal Savings.

                   INFORMATION ABOUT CORPORATE GOVERNANCE AND
                      OUR DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors

The Board of both our Company and the Bank oversees our business and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chief Executive Officer (who is also a Board member) other key executives and our principal advisors (legal counsel, outside auditors and other consultants), by reading reports and other materials that we send them and by participating in Board and committee meetings. The Board of Directors of our Company and the Bank met 13 times in person during 2004; the Bank's Board participated in telephone approvals, followed by ratification of such action at subsequent Bank Board meetings on 8 occasions. Each director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served of both our Company and the Bank.

Shareholder Communications to Our Board

Our shareholders can communicate with our Board of Directors by mailing or delivering any such communication to our Board in care of our Chairman of the Board as follows: Board of Directors, Attn: Stephen H. Wacknitz, Temecula Valley Bancorp Inc., 27710 Jefferson Avenue, Suite A100, Temecula, California 92590. Any such communication should state the number of shares owned by the shareholder.

Attendance at Shareholders Meetings

It is our policy to have all our Board members attend our shareholders meetings. Last year, all of our directors attended the 2004 annual meeting.

Committees

The Board has appointed an Executive Committee, a Stock Option Committee and an Audit Committee, among others. The full Board performs the nomination and compensation functions as well as the stock option tasks that such committees might otherwise perform.

Functions of Nomination Committee Performed by the Board

The Board does not have a standing nominating committee or a committee performing similar functions because the full Board has historically performed these functions. All Board members participate in the nominating process, and they include: Steven W. Aichle, Robert P. Beck, Neil M. Cleveland, George Cossolias, Luther J. Mohr, Stephen H. Wacknitz and Richard W. Wright. Of the foregoing directors, all of the members meet the independence standards in accordance with the NASDAQ corporate governance listing standards, except Mr. Wacknitz and Mr. Mohr, each of whom is an employee of our Company. The Board in the capacity of the nomination function has not adopted a charter. The Board follows the following parameters (adopted by Board resolution) with regard to the consideration of any director candidates recommended by our shareholders and believes it is appropriate to address each such situation on a case-by-case basis. The Board will consider candidates recommended by our shareholders, and will do so as soon as practical, generally at the next scheduled Board meeting, upon a written submission of a name, along with the background information about the person with a description of why the person would be beneficial to us and our shareholders in the manner described above under "Shareholder Communications to Our Board." The minimum qualifications, qualities and skills that the Board believes must be met for any director candidate (including those that may be nominated by the board) are as follows: 1) community banking board experience or comparable experience; 2) understanding of financial matters, including the capability of reading and understanding a financial statement; and 3) an ability to support us through expertise, business development or as otherwise determined. The Board has not established a process for identifying and evaluating nominees for director, including nominees recommended by our shareholders. It is anticipated that any nominee, whether suggested by one of our shareholders or by a member of our Board, will receive the same consideration, so long as the recommending shareholders represent at least five percent of our outstanding voting securities and such securities have been held for at least one year prior to the time of such nomination. In the event, a nomination is made by holders of less than five persons or holders that have held our securities for less than a year, the Board is under no obligation to consider the proposed candidate but it may do so, in its sole discretion.

Executive Committee

The Executive Committee may exercise all of the authority of the Board of Directors during the intervals between meetings of the Bank's Board of Directors, except that the Executive Committee does not have the authority to:
(1) approve any action which, under law, the Articles of Incorporation or Bylaws also requires shareholder approval; (2) fill vacancies on the Board of Directors or any committee of the Board of Directors; (3) fix director compensation for serving on the Board of Directors or any committee; (4) adopt, amend or repeal the Bylaws of the Bank; (5) amend or repeal any resolution of the Board of Directors that by its express terms is not so amendable or repealable; (6) make a distribution to shareholders of Bank, except at a rate or amount or within a range determined by the Board of Directors; (7) appoint any other committees of the Board of Directors or members of such committees; (8) authorize or approve the issuance or sale or contract for sale of shares; or (9) determine rights and preferences with regard to any class or series of shares. Current members of the Executive Committee are: Steven W. Aichle, Neil M. Cleveland, Luther J. Mohr and Stephen H. Wacknitz (Chairman). There were no meetings of the Executive Committee in 2004.

Stock Option Committee

The Stock Option Committee is responsible for administering our stock option plans, according to the terms of the plans, including but not limited to, identification of stock option recipients and specification of stock option terms. The Stock Option Committee members are Neil M. Cleveland (Chairman) and Richard W. Wright. The Stock Option Committee did not meet in 2004. All matters that would normally come before that committee were performed by the full Board of Directors of our Company.

Audit Committee

The responsibilities of the Audit Committee are described in the Report of the Audit Committee set forth below. Current members of the Audit Committee, none of whom are officers or employees of our Bank or Company, are: Steven W. Aichle, Robert P. Beck, George Cossolias (Chairman) and Richard W. Wright. Our Board of Directors has determined that George Cossolias qualifies as an "audit committee financial expert" as that term is used in the rules and regulations of the SEC. There were 5 meetings of the Audit Committee during 2004.

Report of the Audit Committee

The Audit Committee is composed of four members of our Board of Directors who meet the independence standards in accordance with the Nasdaq corporate governance listing standards and the rules and regulations of the SEC, except that a company owned by Dr. Aichle receives $1,000 per annum for services provided to the Bank. The Audit Committee recommends to the Board the selection and retention of our independent registered public accounting firm, and assists the Board in its oversight of the integrity of our financial statements. The Audit Committee oversees the performance of the independent registered public accounting firm in their conduct of the audit. The Audit Committee operates under a written charter prepared by the Audit Committee and adopted by the Board. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The charter was filed as an appendix to our definitive proxy statement for our 2004 annual meeting.

The Audit Committee has met with representatives of management, legal counsel and the independent registered public accounting firm to further its understanding of applicable laws, rules and regulations.

The Audit Committee members are not professional financial institutions auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of our annual financial statements to generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements and discussed such statements with management and the independent registered public accounting firm.

Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended, including the auditor's judgment about the quality as well as the acceptability of our accounting principles, as applied in our financial reporting.

Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent registered public accounting firm the firm's independence.

Based on the Audit Committee's above review of the audited financial statements and discussion with management and the independent registered public accounting firm, the Audit Committee's review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2004, for filing with the SEC. The Audit Committee also has approved the selection of our independent registered public accounting firm.

Respectfully submitted by the members of the Audit Committee:

Steven W. Aichle           Robert P. Beck   George Cossolias  Richard W. Wright
                                               (Chairman)

Board's Report on Executive Compensation

Set forth below is a report of our Board of Directors addressing the compensation policies for 2004 applicable to our executive officers.

The Compensation Report

Decisions regarding the compensation of our executive officers, including those related to stock options, are considered by the full Board of Directors. Since the Board of Directors is responsible for setting the compensation of our executive officers, including that of the Chief Executive Officer/ President and the Chief Operating Officer, Mr. Wacknitz and Mr. Mohr do not participate in the discussions and decisions of the Board relating to their respective performance or compensation.

Compensation Policies. Our executive compensation policies and specific executive compensation programs are adopted and administered in accordance with the principal goal of maximizing return on shareholders' equity. The Board believes that this performance goal, and the long-term interests of our shareholders, are best achieved by attracting and retaining management of high quality, and that such management will require commensurate compensation. The Board believes that our executive officer compensation policies are consistent with this policy.

In addition, the Board believes that, while our compensation programs should reflect the philosophy that executive compensation levels be linked to our performance, such compensation programs should also be competitive and consistent with those provided to others holding positions of similar responsibility in the banking and financial services industry. Our compensation plans are designed to assist us in attracting and retaining qualified executive officers critical to our long-term success, while enhancing their incentives to perform to their maximum capability of increasing profitability and maximizing shareholder value.

In setting annual compensation levels for executive officers, the Board reviewed and analyzed the following factors:

o    the responsibilities of the position,

o the performance of the individual and his or her general experience and qualifications,

o the overall financial performance (including return on equity, return on assets and achievement of the profit plan) of our Company for the previous year and the contributions to such performance by the individual or his or her department,

o    the officer's total compensation during the previous year,

o compensation levels paid by comparable companies in the financial services industry,

o    the officer's length of service with our Company, and

o the officer's effectiveness in dealing with external and internal relationships.

Our Board believes that the base compensation of the executive officers is competitive with compensation levels paid by comparable companies in the financial services industry.

Long-Term Compensation Programs. While our Board establishes salary and bonus levels based on the above described criteria, our Board also believes that encouraging equity ownership by executive officers further aligns the interests of the officers with the performance objectives of our shareholders and enhances our ability to attract and retain highly qualified personnel on a basis competitive with industry practices. Stock options we granted pursuant to our Company's two existing stock option plans help achieve this objective and provide additional compensation to the officers to the extent that the price of our common stock increases over its fair market value on the date of option grant.

Stock options have been granted to each of the executive officers and to other officers and key employees. Through such plans, there will be an additional direct relationship between our performance and benefits to plan participants.

Through these various compensation programs, our Board believes that we further our objectives of attracting, retaining and motivating the best qualified executive officers, which ultimately will serve to increase our profitability and maximize shareholder value.

Compensation of Chief Executive Officer. The base salary of our Chief
Executive Officer was determined primarily by the terms of his employment agreement dated October 1, 2003 that became effective January 1, 2003 (see "Executive Employment Agreements"). The agreement provides for a base salary, subject to annual adjustments by the Board of Directors, and for a 7.5% annual bonus based upon our pre-tax income. In addition, the Chief Executive Officer's compensation for 2004 was based on his progress in achieving our strategic objectives and demonstrated leadership ability.

Respectfully submitted by the members of our Board of Directors:

Steven W. Aichle           Robert P. Beck                    Neil M. Cleveland
George Cossolias           Luther J. Mohr                    Stephen H. Wacknitz
Richard W. Wright

Compensation Committee Interlocks and Insider Participation

Messrs. Wacknitz and Mohr are members of the Board of Directors and are current or former officers of our Company. Mr. Mohr retired from his officer positions on April 1, 2005. As noted above, Messrs. Wacknitz and Mohr do not participate in discussions of the Board relating to their respective performance or compensation. None of the other members of the Board serves or has served as an officer or employee of our Company or the Bank. All members of the Board have engaged in loan transactions with the Bank except Mr. Wacknitz and Mr. Mohr. All such loans were made in the ordinary course of business of the Bank. No other relationship required to be reported under the rules promulgated by the SEC exists with respect to the Board members acting in lieu of a Compensation Committee.

Lack of Incorporation of Certain Information

The Report of the Audit Committee, the Board's Report on Executive Compensation, the Common Stock Performance Chart and the assertion of independence of audit committee members, reported to you in this Proxy Statement, are not deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities and Exchange Act of 1934, except to the extent that we specifically incorporate that information by reference, and are not otherwise deemed filed under those acts.

How are directors compensated?

Prior to 2003, we did not pay directors compensation for their service as directors. In January 2003, each director of the Bank was paid a one-time payment of $10,000. Starting in February 2003, each Bank director began receiving $1,000 per regular meeting. Beginning with the second meeting missed, in any calendar year, the fee is not paid. In February 2005, the $1,000 amount was increased to $1,500. Each director who was then serving on the Bank's Board was granted non-qualified stock options to purchase shares (as adjusted for applicable stock dividends and splits) of our common stock over the last three years as follows:

                                                                                        Exercise Price
                                                                                        Per Share (85%
                                                                                        of Market Value
                                            Year              # of Shares               on Date of Grant)
                                            ----              -----------               -----------------

All Directors                               2002                       0                           N/A
All Directors                               2003                  20,000                       $  9.35
All Directors*                              2004                  10,000                        $12.96
George Cossolias*                           2004                   6,578                        $12.96

These options vested and became exercisable at the date of grant. The options may be exercised for a period of ten years after they vested. Options granted under our Company's 2004 Stock Incentive Plan are subject to earlier termination if Board service terminates.

* Mr. Cossolias joined the Board as a Director in July 2004.

                       EXECUTIVE OFFICERS AND COMPENSATION

Who are the executive officers of the Bank and our Company that are not also directors of the Bank and our Company?


                        First Year
     Name / Age          Employed      Business Experience During Past Five Years and Other Information
     ----------          --------      ----------------------------------------------------------------

James W. Andrews         2002          Executive Vice President, Real Estate Manager of the Bank since
55                                     2002; Business Bank of California, San Bernardino, California as Executive
                                       Vice President/Chief Credit Officer from 1996 to 2002; Executive Vice
                                       President/Chief Credit Officer at International Savings Bank from 1992 to
                                       1995. From 1987 to 1991 was Vice President/Assistant Portfolio Quality
                                       Manager, Senior Vice President/Chief Internal Asset Review Officer and
                                       Executive Vice President/Chief Credit Officer at Great American Bank.
                                       Various other banking positions from 1972 to 1987.

Jack Brittain, Jr.       2005          Executive Vice President/Coachella Valley Regional Manager of
56                                     the Bank since January 2005. Executive Vice President/Chief Credit Officer,
                                       Valley Independent Bank, El Centro, California from 1988 to 2004.
                                       President, Bank Development Group, San Diego, California from 1987 to
                                       1988.  Vice President/Credit Administrator, Bank of Commerce, San Diego,
                                       California from 1984 to 1987. Vice President/Construction Loan Officer,
                                       Commercial Center Bank, Santa Ana, California from 1982 to 1984. Various other banking positions beginning in 1974.

Thomas P. Ivory          2001          Executive Vice President/East County Regional Manager at the
51                                     Bank since January 2001; Senior Vice President/Regional Manager at Scripps
                                       Bank, El Cajon, California from 1992 to 2001; Senior Vice President at
                                       Grossmont Bank, El Cajon, California from 1983 to 1991; various other banking positions beginning in 1974.

William H. McGaughey     2004          Executive Vice President/Chief Operating Officer of the Bank
48                                     since November 2004. Senior Vice President/Secondary Marketing Manager,
                                       Bank of the West, Truckee, California from 1999 to 2004. Senior Vice
                                       President/Treasurer, Sierra West Bank, Truckee, California from 1994 to
                                       1999. Executive Vice President/ Chief Financial Officer, Truckee River
                                       Bank, Truckee, California in 1994. Executive Vice President/Chief Operating
                                       Officer, Truckee River Bank, Truckee, California from 1991 to 1994. Various other banking, auditing and CPA positions beginning in 1979.

Donald A. Pitcher        1996          Chief Financial Officer/Secretary of the Bank since 1996; Vice
55                                     President/Controller and Acting Chief Financial Officer/Secretary at
                                       Fallbrook National Bank, Fallbrook, California from May 1990 to March 1996;
                                       Vice President/Controller from October 1988 to May 1990 at Torrey Pines
                                       Bank, Solana Beach, California; Various other banking positions beginning in
                                       1972.


                        First Year
     Name / Age          Employed      Business Experience During Past Five Years and Other Information
     ----------          --------      ----------------------------------------------------------------

Donald L. Schempp        2005          Executive Vice President/North San Diego County Regional
56                                     Manager of the Bank since January 2005. President/North County Community
                                       Banking, First National Bank, San Diego, California from 2002 to 2004.
                                       President/Chief Executive Officer, Capital Bank of North County, Carlsbad,
                                       California from 1990 to 2002. President, First National Bank of North
                                       County, Carlsbad, California from 1984 to 1990. Executive Vice
                                       President/Corporate Banking, Southwest Bank, Vista, California from 1974 to
                                       1984. Various other banking positions beginning in 1970.

Thomas M. Shepherd       1998          Chief Credit Officer of the Bank since 1998, Senior Vice
50                                     President-Branch Manager at California State Bank, Newport Beach,
                                       California from August 1994 to September 1998; Senior Vice President-Loan
                                       Administrator at Commerce Bank, Newport Beach, California from 1993 to
                                       1994; Senior Vice President at Preferred Bank, Los Angeles, California from
                                       1992 to 1993; Corporate Senior Vice President at Metrobank, Torrance,
                                       California from 1984 to 1991.

Gerald W. Van Dyke       2003          Executive Vice President /North County Regional Manager of the
62                                     Bank since March 2003; Senior Vice President/Regional Manager at Rancho
                                       Santa Fe National Bank, Escondido, California from 1991 to 2003; Senior
                                       Vice President/Manager at First National Bank, San Diego, California from
                                       1983 to 1991. Various other banking positions, up to Vice President, at
                                       Security Pacific Bank in San Diego County, California from 1966 to 1983.

Scott J. Word            1996          Senior Loan Officer of the Bank since 1996; North County Bank,
50                                     Escondido, California as Senior Vice President/Riverside County Business
                                       Banking Manager from 1994 to September 1996, Senior Vice
                                       President/Riverside County Regional Manager from 1992 to 1994, Vice
                                       President and Manager from 1985 to 1992, and Vice President and Manager from 1980 to 1984.


Are there any family relationships between any directors and any executive officers of our Company or the Bank?

No.

                           SUMMARY COMPENSATION TABLE

The following section describes the compensation that Bank pays its Chief Executive Officer and the next four most highly compensated executive officers who received an annual salary and bonus of more than $100,000 during 2004 (the "Named Executives"). This section includes a detailed table showing compensation of the Named Executives for the last three years and information about stock options and other benefits.


----------------------------------------------------------------------------------------------------------------------------
                                                                                 Long Term Compensation
                            Annual Compensation                             ----------------------------------
                                                                                     Awards          Payouts

                                                                            Restricted  Securities                 All
      Name and                                               Other Annual     Stock     Underlying     LTIP       Other
      Principal                Salary         Bonus          Compensation   Award(s)   Options/SARs  Payouts  Compensation
      Position         Year     ($)            ($)              ($)(1)         ($)         (#)         ($)         ($)
----------------------------------------------------------------------------------------------------------------------------
Stephen H. Wacknitz,   2004    $275,000  $1,172,000  (1)   $29,642   (6)       $0             50,000    $0     $47,615 (11)
Chief Executive        2003     230,000     608,200  (1)    21,016   (6)       $0             20,000    $0      23,076 (11)
Officer                2002     205,000     244,902  (1)    28,317   (6)       $0                  0    $0      13,803 (11)
and President
----------------------------------------------------------------------------------------------------------------------------
Luther J. Mohr         2004    $112,500    $586,000  (2)   $11,850   (7)       $0             30,000    $0    $19,924  (12)
Chief Operating        2003      99,750     304,100  (2)     7,553   (7)       $0             20,000    $0      7,403  (12)
Officer                2002      92,250     122,451  (2)     8,153   (7)       $0                  0    $0      7,655
----------------------------------------------------------------------------------------------------------------------------
James W. Andrews       2004    $165,833    $ 50,000  (3)    $3,515   (8)       $0             15,000    $0        $0
EVP/Real Estate        2003     155,833      20,000  (3)     2,740   (8)       $0                       $0         0
Manager                2002      87,500           0  (3)     1,614   (8)       $0                       $0         0
----------------------------------------------------------------------------------------------------------------------------
Thomas P. Ivory       2004     $167,500    $104,765  (4)    $2,431   (9)       $0             15,000    $0        $0
EVP/East County       2003      144,167      72,146  (4)     2,264   (9)       $0             10,000    $0         0
Regional Manager      2002      102,492      32,881  (4)     3,445   (9)       $0              6,000    $0         0
----------------------------------------------------------------------------------------------------------------------------
Scott J. Word         2004     $165,000    $ 50,000 (5)     $1,279   (10)      $0             10,000    $0        $0
EVP/Senior Lending    2003      153,000      35,000 (5)      1,592   (10)      $0             10,000    $0         0
Officer               2002       138,500     20,000  (5)     2,162   (10)      $0                  0    $0         0
============================================================================================================================

(1) $244,902 bonus accrued in 2001, paid in 2002; $608,200 bonus accrued in 2002, paid in 2003; $1,172,000 bonus accrued in 2003, paid in 2004;
     $1,598,000 bonus accrued in 2004, paid in 2005.

(2) $122,451 bonus accrued in 2001, paid in 2002; $304,100 bonus accrued in 2002, paid in 2003; $586,000 bonus accrued in 2003, paid in 2004; $799,000 bonus accrued in 2004, paid in 2005.

(3) $20,000 bonus accrued in 2002, paid in 2003; $50,000 bonus accrued in 2003, paid in 2004; $100,000 bonus accrued in 2004, paid in 2005.

(4)  $32,881 commission paid in 2002; $72,146 commission paid in 2003; $104,765 commission paid in 2004; $43,995 commission accrued in 2004, paid in 2005.

(5) $20,000 bonus accrued in 2001, paid in 2002; $35,000 bonus accrued in 2002, paid in 2003; $50,000 bonus accrued in 2003, paid in 2004; $100,000 bonus accrued in 2004, paid in 2005.

(6) For 2002, includes non-cash compensation of $8,827 for bank car usage, $11,740 for long term disability premiums and $7,750 for life insurance premiums. For 2003, includes non-cash compensation of $4,386 for bank car usage, $8,820 for long term disability premiums and $7,750 for life insurance premiums. For 2004, includes non-cash compensation of $6,955 for split dollar agreement, $6,057 for bank car usage, $8,880 for long term disability premiums and $7,750 for life insurance premiums.

(7) For 2002, includes non-cash compensation of $4,186 for bank car usage and $3,967 for life insurance premiums. For 2003, includes non-cash compensation of $3,586 for bank car usage and $3,967 for life insurance premiums. For 2004, includes non-cash compensation of $3,174 for split dollar agreement, $4,709 for bank car usage and $3,967 for life insurance premiums.

(8)  Non-cash compensation for bank car usage.

(9) For 2002 and 2003, non-cash compensation for bank car usage. For 2004, includes $2,038 for non-cash compensation for bank car usage, $393 for non-cash split dollar agreement.

(10) For 2002 and 2003 non-cash compensation for bank car usage; For 2004 $343 for non-cash split dollar and $936 non-cash for bank car usage.

(11) For 2002, $7,655 unused vacation pay, paid in 2002; For 2003, $7,403 unused vacation pay, paid in 2003; For 2004, $34,615 unused vacation pay paid in 2004; $13,000 paid in 2004 for Director's fees.

(12) For 2002, $13,803 unused vacation pay, paid in 2002; For 2003, $23,076 unused vacation pay, paid in 2003, For 2004, $6,924 unused vacation pay, paid in 2004; $13,000 paid in 2004 for Director's fees.

Option Grants and Exercises in 2004

The following two tables summarize grants to and exercises of options to purchase shares of our common stock during 2004 by the Named Executives, and with respect to option grants, the per share exercise price, the expiration date of the options and the grant date value of options held by such persons at December 31, 2004. The second table also provides information concerning the total number of securities underlying unexercised options and the aggregate dollar value of in-the-money unexercised options. An option is in-the-money if the fair market value for the underlying securities exceeds the exercise price of the option. We did not reprice any options during 2004 or any prior year, and did not provide to executives stock appreciation rights.

This information includes hypothetical potential gains from stock options granted in 2004. These hypothetical gains are based entirely on assumed annual growth rates of 0%, 5% and 10% in the value of our common stock price over the ten-year life of the stock options granted in 2004. These assumed rates of growth were selected by the SEC for illustrative purposes only and are not intended to predict future stock prices, which will depend upon market conditions and our future performance and prospects.


                             INDIVIDUAL OPTION GRANTS IN THE LAST FISCAL YEAR (2004)*

                               %  of      % of
                               Total ISO  Total
                               Options    NSO                              Potential Realizable Value
                    Number     Granted    Options   Exercise   Market
                      of       Under      Granted   or Base    Price
                  Securities   Plan in    Under     Price      on Date
                  Underlying   Fiscal     Plan in    ($/Sh)    of Grant
      Name          Option     Year       Fiscal                ($/Sh)
                  Granted (#)    2004     Year                                                            Expiration
                                          2004                            0% ($)**  5% ($)***   10%           Date
                                                                                               ($)****
----------------- ------------ ---------- --------- ---------- --------- --------- ---------- ---------- -------------
Stephen H.             10,000     ---      15.02%      $12.96     $15.25 $22,875   $118,781   $265,921   07/06/2014
Wacknitz               40,000   16.99%                 $15.25     $15.25  $    0   $383,625   $972,183   07/06/2014
----------------- ------------ ---------- --------- ---------- --------- --------- ---------- ---------- -------------
                       10,000     ---      15.02%      $12.96    $15.25  $22,875   $118,781   $265,921   07/06/2014
Luther J. Mohr         20,000    8.49%                 $15.25    $15.25  $     0   $191,813   $486,091   07/06/2014
----------------- ------------ ---------- --------- ---------- --------- --------- ---------- ---------- -------------
James W. Andrews       15,000    6.37%      ---        $15.25    $15.25         0  $143,860   $364,569   07/06/2014
----------------- ------------ ---------- --------- ---------- --------- --------- ---------- ---------- -------------
Thomas P. Ivory        15,000    6.37%      ---        $15.25    $15.25         0  $143,860   $364,569   07/06/2014
----------------- ------------ ---------- --------- ---------- --------- --------- ---------- ---------- -------------
Scott J. Word          10,000    4.25%      ---        $15.25    $15.25         0  $ 95,906   $243,046   07/06/2014
================= ============ ========== ========= ========== ========= ========= ========== ========== =============

* Based on NSO options to purchase 66,578 shares of common stock under the plan during 2004 and ISO options to purchase 235,500 shares of common stock under the plan during 2004.

** Presents the potential realizable value of option, assuming the market price of the underlying security appreciates in value from the date of grant to the end of the option at the annualized rate of 0%.

*** Presents the potential realizable value of option, assuming the market price of the underlying security appreciates in value from the date of grant to the end of the option at the annualized rate of 5%.

**** Presents the potential realizable value of option, assuming the market price of the underlying security appreciates in value from the date of grant to the end of the option at the annualized rate of 10%.

       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                              OPTION VALUES (2004)

========================= ================================== ================================================================
                                  Exercised Shares                                 Unexercised Shares
------------------------- ---------------------------------- ----------------------------------------------------------------
                           Shares Acquired       Value            # of             # of          Value of        Value of
                           on Exercise (#)      Realized       Securities       Securities      Unexercised    Unexercised
          Name                                                 Underlying       Underlying     In-the-Money    In-the-Money
                                                               Unexercised      Unexercised     Options at      Options at
                                                               Options at       Options at       Year End     Year End 2004
                                                              Year End 2004    Year End 2004     2004 ($)          ($)
                                                               Exercisable     Unexercisable   Exercisable(1) Unexercisable
                                                                                                                   (1)
------------------------- ------------------ --------------- ---------------- ---------------- -------------- ---------------
James W. Andrews                          0  $          0             26,664           28,336      $ 323,968       $ 199,532
------------------------- ------------------ --------------- ---------------- ---------------- -------------- ---------------
Luther J. Mohr                       62,100  $    923,706            220,000           20,000     $3,041,074        $ 50,000
------------------------- ------------------ --------------- ---------------- ---------------- -------------- ---------------
Thomas P. Ivory                      44,000  $    651,300              3,332           23,668       $ 22,491       $ 108,159
------------------------- ------------------ --------------- ---------------- ---------------- -------------- ---------------
Scott J. Word                             0  $          0             72,332           16,668     $1,111,990        $ 70,010
------------------------- ------------------ --------------- ---------------- ---------------- -------------- ---------------
Stephen H. Wacknitz                 169,170  $  2,506,967            239,600           61,230     $3,410,800       $ 403,061
========================= ================== =============== ================ ================ ============== ===============

(1) Calculated based on the excess of the fair market value on December 31, 2004 of the common stock ($17.75) as reported on the OTC Bulletin Board over the option exercise price.


          EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2004

                             Number of securities to      Weighted average exercise
                             be issued upon exercise        price of outstanding       Number of securities
                             of outstanding options,    options, warrants and rights    remaining available
      Plan Category            warrants and rights                                      for future issuance
--------------------------- --------------------------- ------------------------------ ----------------------
                                       (a)                           (b)                        (c)
Equity compensation plans
approved by security
holders                             1,579,723                       $6.09                     460,246

Equity compensation plans
not approved by security
holders                                     0                           0                           0
                                    ---------                  ----------                   ---------
Total                               1,579,723                       $6.09                     460,246
                                    =========                  ==========                   =========

Retirement Benefits

Our Board of Directors approved Salary Continuation Agreements
("Agreements") for certain executives of the Bank. The Agreements are intended to encourage key employees of the Bank to continue their employment with the Bank and to encourage other qualified key employees to join and/or remain in the employ of the Bank, when entering such Agreements is deemed appropriate for the Bank. The Agreements in effect at December 31, 2004 for the Named Executives are as follows:



                Age    Retirement Benefit   Estimated     Estimated                             Single
     Executive  on         Age    per       Duration of      Total   Accrual      Accrual       Premium        Value        Death
     Officers   Record            year      Benefit        Benefit     2004       Balance     Aggregate                  Benefits
                Date                          (yrs)                                                         12/31/04

S. H. Wacknitz  65        70      $ 75,000      20        $1,500,000  $ 126,627    $ 126,627    $3,572,000   $3,639,000   $6,300,000

S. H. Wacknitz  65        65      $125,000      20        $2,500,000  $ 631,954   $1,461,236    $1,935,000   $2,321,485   $3,897,208

T. Ivory *      51       N/A           N/A     N/A               N/A      $   0       $    0     $ 398,000    $ 471,032   $1,150,816

L. J. Mohr      69        70      $ 90,000      10         $ 900,000  $ 248,892    $ 592,599    $1,080,000   $1,299,901   $1,991,285

S. J. Word      50        65      $ 60,000      15         $ 900,000  $  22,468    $  37,655     $ 385,000    $ 423,060   $1,092,194


  Total
  Participants (6)                                        $9,600,000 $1,084,646   $2,347,052    $8,637,000   $9,593,824  $18,062,540

* Mr. Ivory does not have a Salary Continuation Plan, however he has a Salary Deferral Plan.

Executive Employment Agreements

The Bank entered into an employment agreement with Mr. Wacknitz ("Wacknitz Agreement") on October 1, 2003 that became effective as of January 1, 2003. Under the evergreen Wacknitz Agreement, the initial annual base salary is $210,000, which may be increased in the discretion of our Board of Directors. In addition, the Wacknitz Agreement provides for six weeks of vacation, the use of a Bank-owned and maintained automobile, group medical benefits, term life insurance benefits equal to at least $250,000, long-term disability benefits equal to at least $120,000 per year before age 65 and $10,000 per month paid by the Bank in the event disability payments are not made by an insurer. After age 65, in the event of disability, Mr. Wacknitz will receive from the Bank the difference between the amount received from the insurer and $15,000 per month. Further, Mr. Wacknitz is entitled to receive a bonus of 7.5% of profits before taxes and bonus accrual of the Bank if certain performance standards are met. If terminated without cause, or if Mr. Wacknitz terminates for good reason, Mr. Wacknitz will be entitled to receive the greater of one year of salary plus bonus as though a full year had lapsed or two years of salary.

Mr. Wacknitz also entered into two salary continuation agreements with the Bank. The first is dated January 28, 2004. The second (an amended and restated agreement) is dated September 30, 2004. Benefits under both plans are contingent upon a multitude of factors including the applicable vesting schedule, the reason for termination (retirement as opposed to a change of control, for example) and the timing of the event giving rise to the payment, which payment can be, in some instances, a one time lump sum payment at present value (except that in the case of a change in control, the payment would be at the fully vested value) or payments over a period of years. It is anticipated that a third salary continuation agreement will be entered into subject to documentation and successful completion of a physical examination. Refer to the chart on page 22 under the caption "Retirement Benefits" which addresses the plans currently in place and the anticipated benefits, based upon certain projections.

Mr. Wacknitz also has entered into an Executive Deferred Compensation
Agreement with the Bank dated September 30, 2004. This Agreement allows Mr. Wacknitz to defer income, and then have that deferred amount paid to him, at retirement (age 70) or termination of employment. The deferred amount earns 10% per annum interest, compounded monthly. As of March 28, 2005, interest earned on amounts deferred is $775.

Mr. Wacknitz also has entered into a Split Dollar Agreement with the Bank dated September 30, 2004. This agreement provides that Mr. Wacknitz and the Bank split a death benefit of the single premium life insurance premiums. The death benefit for Mr. Wacknitz is the remaining SCP Benefit according to a vesting schedule.

The Bank entered into an employment agreement with Mr. Mohr ("Mohr
Agreement") on October 1, 2003 that became effective as of January 1, 2003. Under the evergreen Mohr Agreement, the initial annual base salary is $94,500, which may be increased in the discretion of the Board of Directors. In addition, the Mohr Agreement provides for 1.5 vacation days for each month in which Mr. Mohr works, the use of a Bank-owned and maintained automobile, group medical benefits, term life insurance benefits equal to at least $150,000. In the event of disability, Mr. Mohr will receive from the Bank the difference between the amounts received from the insurer and $10,000 per month. Further, Mr. Mohr is entitled to receive a bonus of 3.75% of profits before taxes and bonus accrual of the Bank if certain performance standards are met. If terminated without cause, or Mr. Mohr terminates for good reason, Mr. Mohr will be entitled to receive the greater of one year of salary plus bonus as though a full year had lapsed or two years of salary.

Mr. Mohr also entered into a salary continuation agreement (amended and restated) with the Bank dated January 28, 2004. Benefits under the plan are contingent upon a multitude of factors including the vesting schedule, the reason for termination (retirement as opposed to a change of control, for example) and the timing of the event giving rise to the payment, which can be, in some instances, a one time lump sum payment at present value (except in the case of a change in control, the payment would be at the fully vested value) or payments over a period of years. Refer to the chart on page 22 under the caption "Retirement Benefits" which addresses the plan and the anticipated benefits, based upon certain projections.

Mr. Mohr also has entered into a Split Dollar Agreement with the Bank dated September 30, 2004. This agreement provides that Mr. Mohr and the Bank split a death benefit of the single premium life insurance premiums. The death benefit for Mr. Mohr is the remaining SCP Benefit according to a vesting schedule.

The Bank entered into an employment agreement with Mr. Word ("Word
Agreement") effective on April 1, 2003. Under the evergreen Word Agreement, the initial annual base salary is $150,000. In addition, the Word Agreement provides for four weeks of vacation, the use of a Bank-owned and maintained automobile, group medical benefits, participation in the Bank's 401 Plan and eligibility to participate in the Bank's senior management retirement programs, as determined from time to time. Discretionary bonuses may be awarded by our Board of Directors. If terminated without cause, Mr. Word is entitled to receive three months' salary.

Mr. Word also entered into a salary continuation agreement with the Bank dated September 30, 2004. Benefits under the plan are contingent upon a multitude of factors including the vesting schedule, the reason for termination (retirement as opposed to a change of control, for example) and the timing of the event giving rise to the payment, which can be, in some instances, a one time lump sum payment at present value or payments over a period of years. Refer to the chart on page 22 under the caption "Retirement Benefits" which addresses the plan and the anticipated benefits, based upon certain projections.

Mr. Word also has entered into a Split Dollar Agreement with the Bank dated September 30, 2004. This agreement provides that Mr. Word and the Bank split a death benefit of the single premium life insurance premiums. The death benefit for Mr. Word is the remaining SCP Benefit according to a vesting schedule.

The Bank entered into an employment agreement with Mr. Ivory ("Ivory
Agreement") effective on January 24, 2003. Under the evergreen Ivory Agreement, the initial annual base salary is $160,000, which may be increased in the discretion of our Board of Directors. In addition, the Ivory Agreement provides for four weeks of vacation, the use of a Bank-owned and maintained automobile, group medical benefits, participation in the Bank's 401 Plan and eligibility to participate in the Bank's senior management retirement programs, as determined from time to time. Further, Mr. Ivory is entitled to receive 7.5 basis points of total loan production generated out of the El Cajon office (excluding lines of credit), plus 2.5% of annual after-tax profits of the El Cajon office. If terminated without cause, Mr. Ivory is entitled to receive three months' salary.

Mr. Ivory also has entered into an Executive Deferred Compensation
Agreement with the Bank dated April 1, 2001. This Agreement allows Mr. Ivory to defer $40,000 per year of income, and then have that deferred amount paid to him, at retirement (age 57) or termination of employment. The deferred amount earns 10% per annum interest, compounded monthly. As of March 28, 2005, interest earned on amounts deferred is $35,749.

Mr. Ivory also has entered into a Split Dollar Agreement with the Bank dated September 30, 2004. This agreement provides that Mr. Ivory and the Bank split a death benefit according to a vesting schedule.

The Bank entered into an employment agreement with Mr. Andrews effective on June 1, 2002, with an amendment in November 2002 ("Andrews Agreement"). Under the evergreen Andrews Agreement, the initial annual base salary is $150,000. In addition, the Andrews Agreement provides for four weeks of vacation, the use of a Bank-owned and maintained automobile, group medical benefits, participation in the Bank's 401 Plan, the grant of 20,000 options to purchase our Company's common stock and the payment by the Bank of $40,000 for a golf club membership, subject to reimbursement to the Bank in certain instances. The Bank pays up to $500 per month in monthly dues for the membership. If terminated without cause, Mr. Andrews is entitled to receive six months' salary.

                  CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

Transactions with Management and Others

There have been no transactions, or series of similar transactions, during 2004, or any currently proposed transaction, or series of similar transactions, to which our Company or the Bank was or is to be a party, in which the amount involved exceeded or will exceed $60,000 and in which any director (or nominee for director) of our Company, executive officer of our Company or the Bank, any shareholder owning of record or beneficially 5% or more of our common stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest except as described above under the headings "INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS," "EXECUTIVE OFFICERS AND COMPENSATION" AND "Summary Compensation Table."

Indebtedness of Management

The Bank has had, and expects in the future to have banking transactions in the ordinary course of its business with many of the Bank's and our Company's directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders may be involved, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2004 such banking transactions were entered into and made in the ordinary course of business and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers of the Bank and our Company are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and other federal laws and regulations.


                         COMMON STOCK PERFORMANCE CHART

Set forth below is a line graph comparing the cumulative total stockholder return on our common stock, based on its market price, with the cumulative total return on companies on the Nasdaq Stock Market (U.S.), and the Nasdaq Bank Index, assuming reinvestment of dividends for the period beginning December 31, 1999 and ending December 31, 2004. This graph assumes that the value of the investment in our common stock and each of the comparison groups was $100 on December 31, 1999.

Trading in our common stock is solely through the over-the-counter bulletin board and, until the last two to three quarters, was not consistent or extensive. Consequently, sales price information consists largely of quotations by dealers making a market in our common stock and may not represent actual transactions. As such, sales price information for our common stock reflects inter-dealer prices without any adjustments for mark-ups, mark-downs or commissions. Moreover, during periods of light volume, the sales price may not be a reliable indication of market value. The prices presented for our common stock are not necessarily indicative of future performance.

The following graph shows the cumulative return experienced by the Company's shareholders during the last five years compared to the hypothetical cumulative total return on NASDAQ Stock Market Index (U.S. companies) and the NASDAQ Bank Stock Index. The graph assumes the investment of $100 on December 31, 1998 in the Company's common stock and in each index and the reinvestment of all dividends paid during the five-year period.



       12/31/1999    12/31/2000  12/31/2001   12/31/2002  12/31/2003  12/31/2004
TMCV        100.00        67.14      109.14       144.57      308.57      405.71
NASDAQ      100.00        60.31       47.84        33.07       49.45       53.81
NASDAQ BANK 100.00       114.23      123.68       126.55      162.92      186.45


                   SELECTION OF INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

We have not selected an independent registered public accounting firm for the 2005 fiscal year. Although Vavrinek, Trine, Day & Co., LLP ("Vavrinek") has audited the accounts of the Bank since 1996 and of our Company since its creation in mid-2002, we agreed with Vavrinek that we would engage a firm for the 2005 fiscal year that has more resources to match our anticipated growth and operating complexity as well as more accelerated filer clients with stock that is publicly traded, like us. This decision was approved by our audit committee and our board. Vavrinek has never issued to us an adverse opinion or a disclaimer of opinion, nor has there been, at any time, any disagreements on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, or otherwise. Vavrinek will continue to assist us for several months until we retain a successor firm.

Upon selection of our new independent registered public accounting firm, we anticipate that audit services will include the annual audit examination, limited reviews of unaudited quarterly financial data, assistance in filings with various regulatory authorities, aid with the Annual Report to Shareholders and the provision of information regarding accounting principles and practices followed by the Bank and our Company in preparing its financial statements.

Audit Fees

The aggregate fees billed by Vavrinek for professional services rendered for the audit of our annual financial statements for fiscal years 2004 and 2003 and the reviews of the financial statements included in our Form 10-Qs for such fiscal years were $47,000 and $42,000, respectively.

Audit-Related Fees and Tax Fees

There were no fees billed by Vavrinek for professional services rendered for assurance and related service or for tax compliance, advice or planning for fiscal years 2004 and 2003 except fees paid for Sarbanes/Oxley Review which totaled $37,700.

Tax return preparation fees for years 2004 and 2003 were $6,000 and $6,000, respectively.

All Other Fees

There were no fees for services rendered to us for 2004 and 2003 other than the services described above under the captions "Audit Fees" and "Audit-Related Fees and Tax Fees."

None of the time devoted by Vavrinek on its engagement to audit our financial statements for the year ended December 31, 2004 is attributable to work performed by persons other than Vavrinek employees.

A representative of Vavrinek, Trine, Day & Co., LLP is expected to attend the annual meeting and to be available to answer appropriate questions posed by our shareholders.

Pre-Approval Policies and Procedures

Before the firm chosen to replace Vavrinek is engaged for 2005, the engagement will be approved by our Audit Committee.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act requires our and the Bank's directors and executive officers, and holders of more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of any equity securities of our Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Bank with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that all required forms were filed, we believe that, during 2004, all Section 16 filing requirements were met.

                             ADDITIONAL INFORMATION

Under the Securities and Exchange Act at Sections 13 and 15(d), periodic and current reports must be filed with the SEC. Our Company electronically files the following reports with the SEC: Form 10-K (Annual Report), Form 10-Q (Quarterly Report), Form 8-K (Current Report) and Schedule 14A (Proxy Statement). We may file additional forms. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549 and may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site, www.sec.gov, through which all forms filed electronically may be accessed. Additionally, all forms filed with the SEC are accessible through our website by way of a hyperlink to the SEC website. Additional shareholder information is available free of charge on our website: www.temvalbank.com. We post our quarterly and annual reports to our website as soon as reasonably practicable after filing them with the SEC. None of the information on or hyperlinked from our website is incorporated into this proxy statement.

                                  OTHER MATTERS

Our Board of Directors has no knowledge of any other matter that may come before the meeting, and does not intend to present any other matters. However, if any other matters shall come before the meeting or any adjournment or postponement thereof (including the election of any one or more substitutes for any of the foregoing nominees who are unable to, or for good reason will not, serve on our Board of Directors), the persons named as proxies will have the discretion and authority to vote the shares represented by a proxy in accordance with their best judgment.

                                  ANNUAL REPORT

We have enclosed with this proxy statement our annual report for 2004 along with the opinion of Vavrinek, Trine, Day & Co., LLP, the independent registered public accounting firm engaged by us.

Upon written request by any person entitled to vote at the meeting, addressed to Donald A. Pitcher, Secretary of our Company, at 27710 Jefferson Avenue, Suite A100, Temecula, CA 92590, we will provide, without charge, a copy of our 2004 annual report on Form 10-K, including the financial statements and the schedule thereto filed with the SEC pursuant to the Securities and Exchange Act.

                                       By Order of the Board of Directors

                                       /s/ Donald A. Pitcher
                                       ---------------------
                                       Donald A. Pitcher
                                       Secretary

Temecula, California
April 19, 2005

                  REVOCABLE PROXY--TEMECULA VALLEY BANCORP INC.
                  ANNUAL MEETING OF SHAREHOLDERS--May 24, 2005
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Temecula Valley Bancorp Inc. (the "Company") hereby constitutes and appoints Dr. Robert P. Beck and Mr. Richard W. Wright, with power to appoint their respective substitutes, as attorney and proxy to appear, attend and vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at main offices of the Company, 27710 Jefferson Avenue, Suite A100, Temecula., California on Tuesday, May 24, 2005 at 6:00 p.m. local time, and any adjournments or postponements thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat. The Board of Directors of the Company recommends a vote "FOR" the election of all nominees.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY
THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS INDICATED AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER BUSINESS. ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED IN CONNECTION WITH THE ACTIONS PROPOSED ON THIS PROXY ARE HEREBY EXPRESSLY REVOKED. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY ISSUANCE OF A SUBSEQUENT PROXY OR BY VOTING AT THE ANNUAL MEETING IN PERSON.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                      Vote by Internet or Telephone or Mail
                         24 Hours a Day - 7 Days a Week
    Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


INTERNET                      OR            TELEPHONE                       OR           MAIL
www.proxyvoting.com/tmcv                    1-888-426-7035                               Mark, sign and date
                                                                                         your proxy card
Use the Internet to Vote your               Use any touch-tone telephone                 and
proxy.  Have your proxy card                to vote your proxy.  Have your               return it in the
in hand when you access the                 proxy card in hand when you                  enclosed
web site.  You will be prompted             call.  You will be prompted to               postage-paid
to enter your control number,               enter your control number                    envelope.
located in the box below, to                located in the box below, and
create and submit an electronic             then follow the directions
ballot.                                     given.

               If you vote your proxy by Internet or by telephone
                  you do NOT need to mail back your proxy card.


                              FOLD AND DETACH HERE
   - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                           Please date, sign and mail
                         your proxy card in the envelope
                          provided as soon as possible.


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES.

          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1. Election of Directors. To elect the following seven (7) persons to the Board of Directors of the Company to serve until the next annual meeting and until their successors are elected and qualified:

     [  ]  FOR ALL NOMINEES                            NOMINEES:
                                                       01.  Steven W. Aichle
     [  ]  WITHHOLD AUTHORITY FOR ALL NOMINEES         02.  Robert P. Beck
                                                       03.  Neil M. Cleveland
     [  ]  FOR ALL EXCEPT (see instructions below)     04.  George Cossolias
                                                       05.  Luther J. Mohr
                                                       06.  Stephen H. Wacknitz
                                                       07.  Richard W. Wright

Instruction: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: o

2. The proxy holder is authorized to vote upon, in his or her discretion, such other business as may properly come before the meeting, or any adjournments or postponements thereof.

IF THE UNDERSIGNED SHAREHOLDER WISHES TO CUMULATE VOTES IN THE ELECTION OF DIRECTORS, THE UNDERSIGNED MUST APPEAR AND VOTE IN PERSON AT THE 2005 ANNUAL MEETING. IF ANY SHAREHOLDER GIVES PROPER NOTICE AT THE 2005 ANNUAL MEETING OF HIS OR HER INTENTION TO CUMULATE VOTES IN THE ELECTION OF DIRECTORS, THE PROXY HOLDER WILL HAVE THE FULL DISCRETION AND AUTHORITY TO VOTE CUMULATIVELY EXCEPT TO THE EXTENT DESCRIBED IN THE PROXY STATEMENT.

                                Date:
                                       __________________________________

                                       __________________________________

                                       __________________________________
                                              Signature(s)

                                I (We) will |_| will not |_| attend the Annual Meeting in person.

NOTE: Please sign exactly as your name or names appear on this Proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.